UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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ARMOR HOLDINGS, INC.
___________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Company Contact:	Media Contact:	Investor Relations Contact:
Robert R. Schiller	Michael Fox	James R. Palczynski
President	President, Corporate Communications	Principal
Armor Holdings, Inc.	Integrated Corporate Relations, Inc.	Integrated Corporate Relations, Inc.
904.741.5400	203.682.8218	203.682.8229
www.armorholdings.com	mfox@icrinc.com	jp@icrinc.com

ARMOR HOLDINGS, INC. ANNOUNCES DEFINITIVE MERGER AGREEMENT
TO BE ACQUIRED BY BAE SYSTEMS PLC FOR $88.00 PER SHARE IN CASH

JACKSONVILLE, Fla., — May 7, 2007 — Armor Holdings, Inc. (NYSE: AH), a leading manufacturer and distributor of tactical wheeled vehicles, security products and vehicle armor systems serving military, law enforcement, homeland security and commercial markets, announced today that it has entered into a definitive merger agreement to be acquired by BAE Systems, Inc., a wholly-owned subsidiary of BAE Systems plc, a global company engaged in the development, delivery and support of advanced defense and aerospace systems in the air, on land and at sea.

BAE Systems, Inc. has agreed to acquire all of the outstanding stock of Armor Holdings, Inc. for $4.1 billion, or a price per common share of $88.00 through a one-step merger. The transaction is subject to approval of Armor Holdings, Inc. shareholders and to customary closing conditions, including compliance with The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval under the Exon-Florio National Security Test for Foreign Investment. The transaction is expected to close in the third quarter.

Warren B. Kanders, Chairman and Chief Executive Officer of Armor Holdings, Inc. said, “We are exceptionally pleased to join forces with BAE Systems plc, a global leader in the defense industry. We would like to thank our shareholders for the constant support they have shown our company through numerous transactions and business initiatives that have enabled us to deliver superior investment returns. Importantly, we would also like to thank our management team and our Board of Directors for their dedication and stewardship over the years.”

Robert R. Schiller, President of Armor Holdings, Inc., commented, “We are excited to move this business to the next phase of its development. We have no doubt that BAE Systems will place the needs of our customer and those of the men and women in uniform who depend on our products at the center of their ongoing effort. We owe a special thanks and a deep debt of gratitude to each of our over 8,000 employees around the world. Their tireless commitment to excellence and innovation has and will continue to make this organization strong for many years into the future.”

Armor Holdings was advised by Goldman, Sachs & Co., Inc. and Merrill Lynch & Co., Inc., as financial advisors and Kane Kessler, P.C., as legal counsel.

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About Armor Holdings, Inc.

Armor Holdings, Inc. (NYSE:AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

Additional Information

This communication is not a solicitation of a proxy from any security holder of the Company. The Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of the Company seeking approval of the proposed transaction. Investors will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. These documents (when they are available) may also be obtained for free from Armor Holdings, Inc. by directing a request to Armor Holdings, Inc., 13386 International Parkway, Jacksonville, Florida 32218.

Participants In Solicitation

Armor Holdings, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Armor Holdings, Inc.’s stockholders in respect of the proposed transaction. Information regarding Armor Holdings, Inc.’s participants is available in Armor Holdings, Inc.’s proxy statement, dated April 27, 2007, for its 2007 annual meeting of stockholders, which is filed with the SEC.

Armor Holdings Safe Harbor Language

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. The Company may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Registration Statement on Form S-3, its 2006 Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q. All forward-looking statements included in this release are based upon information available to Armor Holdings, Inc., as of the date of the release, and we assume no obligation to update any such forward looking statements. Numerous factors could cause or contribute to such risks and uncertainties. Such factors include risks and uncertainties specific to this transaction, including but not limited to adverse effects on the market price of the company’s common stock and on the company’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction).

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